UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2023
Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

Georgia (State of incorporation)	333-192954 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant’s telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	N/A	N/A

Item 1.01    Entry into a Material Definitive Agreement

On October 5, 2023, we entered into a settlement agreement with Georgia Power Company to resolve our litigation with Georgia Power regarding the proper interpretation of the cost-sharing and tender provisions of the joint ownership agreements relating to Plant Vogtle Units No. 3 and No. 4 (the “Joint Ownership Agreements”).

As described in more detail in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2023, under the cost-sharing provisions of the Joint Ownership Agreements, Georgia Power agreed to be responsible for up to $180 million of qualifying construction costs of the other owners of Vogtle Units No. 3 and No. 4 (or $99 million with respect to our 30% ownership interest) in the event of certain increases in construction costs for Vogtle Units No. 3 and No. 4. In addition, under the tender provisions of the Joint Ownership Agreements, if the estimated cost at completion of Vogtle Units No. 3 and No. 4 was revised and exceeded the construction budget in Georgia Power’s nineteenth Vogtle construction monitoring report, which is $17.1 billion, plus $2.1 billion, each of the other Vogtle owners would have a one-time right to tender a portion of its ownership interest in Vogtle Units No. 3 and No. 4 to Georgia Power in exchange for Georgia Power’s agreement to pay 100% of such other Vogtle owner’s remaining share of total construction costs in excess of the triggering level of $19.2 billion.

On June 17, 2022, we notified Georgia Power of our election to exercise the tender option and cap our capital costs in exchange for a proportionate reduction of our 30% interest in the two new units. We and Georgia Power did not agree on the dollar amount to trigger the tender option. On June 18, 2022, we filed a lawsuit against Georgia Power related to the cost-sharing and tender provisions of the Joint Ownership Agreements and, on July 28, 2022, Georgia Power filed a counterclaim against us.

Under the terms of the settlement agreement, among other items:
•Georgia Power agreed that its total liability with respect to the cost-sharing bands will be $99 million, plus $5 million of financing costs related to certain payments made under protest related to the cost-sharing bands. Georgia Power made $37.5 million of cost-sharing payments prior to the settlement date and will pay us an additional $66.5 million at the time of the settlement agreement for the remaining balance.
•Georgia Power will pay 66% of our 30% share of incremental costs of construction that exceed a total project budget of $19.2 billion as such costs are incurred and with no adjustment for costs related to COVID-19 or any other force majeure event. Based on the current project budget, Georgia Power would pay a total of $346.3 million of our construction costs. Georgia Power will make a payment of $241.2 million at the time of the settlement agreement for construction costs previously paid by us and, based on the current project budget, would make $105.1 million in total payments after the settlement date for remaining construction costs. Georgia Power’s ultimate payments pursuant to this arrangement will depend on the final cost of Vogtle Units No. 3 and No. 4 and may be greater or less than the estimated payments based on the current project budget.
•We will retract our tender offer and retain our full 30% ownership interest in Vogtle Units No. 3 and No. 4.
•We and Georgia Power will release and dismiss the pending litigation described above, including Georgia Power’s counterclaims.

The foregoing description of the settlement agreement is not complete and is qualified in its entirety by reference to the full text of the settlement agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Based on the settlement agreement, our revised budget for our 30% ownership interest in Vogtle Units No. 3 and No. 4, which includes capital costs and allowance for funds used during construction, is $8.3 billion and is based on a commercial operation date of March 2024 for Unit No. 4. Any schedule extension beyond March 2024 for Unit No. 4 is expected to increase our costs by approximately $20-25 million per month, including financing costs.

For additional information regarding Vogtle Units No. 3 and No. 4, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition – Capital Requirements and Liquidity and Sources of Capital – Vogtle Units No. 3 and No. 4” in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2023.

Item 8.01    Other Events

Plant Vogtle Unit No. 4 Projected In-Service Date

On October 6, 2023, Georgia Power announced that during the start-up and pre-operational testing for Plant Vogtle Unit No. 4, Southern Nuclear Operating Company, Inc. identified a motor fault in one of four reactor coolant pumps (“RCPs”) and has started the process to replace this RCP with a spare RCP on site and in inventory. Georgia Power has stated that it projects an in-service date in the first quarter of 2024 based on this remediation and the remaining pre-operational testing. As our current project schedule projects a commercial operation date of March 2024, this development does not change our project schedule or budget.

With Unit No. 3’s four RCPs having operated as designed, Southern Nuclear has stated that it believes that the motor fault on this single Unit No. 4 RCP is an isolated event. The projected schedule for Unit No. 4 primarily depends on the continued progression of pre-operational testing and start-up, which may be impacted by further equipment, component, and/or other operational challenges. Ongoing or future challenges also include management of contractors and vendors and/or related cost escalation. As testing continues, new challenges also may continue to be identified, which may result in required engineering changes or remediation related to plant systems, structures, or components (some of which are based on new technology that only within the last few years began initial operation in the global nuclear industry at this scale). These challenges may result in further schedule delays and/or cost increases.

The ultimate outcome of these matters cannot be determined at this time.

Walton County Power Plant

    On August 22, 2023, we signed a membership interest purchase agreement with Mackinaw Power, LLC to purchase Walton County Power, LLC, owner of the Walton County Power Plant. The Walton facility consists of three natural gas-fired combustion turbine electric generating units with a combined nominal capacity of 465 megawatts located in Walton County, Georgia. The acquisition is subject to customary closing conditions and certain regulatory approvals and is expected to close in the second quarter of 2024.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements based on current expectations and plans that involve risks and uncertainties. All statements, other than statements of historical fact, that address activities, events or developments that we expect or anticipate to occur in the future, including matters such as: future actions related to two additional nuclear units at Plant Vogtle; the timing and amount of future capital expenditures, financial projections, and business strategy are forward-looking statements. Although we believe that in making these forward-looking statements our expectations are based on reasonable assumptions, we caution the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside our control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” and “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended June 30,

2023 and “Item 1A – RISK FACTORS” in our annual report on Form 10-K for the fiscal year ended December 31, 2022. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Form 8-K may not occur. Any forward-looking statement speaks only as of the date of this Form 8-K and, except as required by law, we undertake no obligation to update any information contained herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1 Settlement Agreement and Release, dated as of October 5, 2023, by and between Georgia Power Company and Oglethorpe Power Corporation (An Electric Membership Corporation).

104 Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	October 6, 2023	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer